Exhibit 99.1

October 18, 2013 9:00 AM Eastern Time

CorMedix Inc. to Raise $3,000,000 in Concurrent Offerings

Bridgewater, New Jersey, October 18, 2013 (Business Wire) – CorMedix Inc. (NYSE MKT: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardiorenal disease,  today announced that it has entered a securities purchase agreement with an existing institutional investor pursuant to which it has agreed to sell 150,000 shares of Series C-1 Non-Voting Convertible preferred stock and a warrant to purchase up to 750,000 shares of common stock, and also entered into a separate securities purchase agreement with another existing institutional investor pursuant to which it has agreed to sell 150,000 shares of Series C-2 Non-Voting Convertible preferred stock and a warrant to purchase up to 750,000 shares of common stock, for aggregate gross proceeds of $3,000,000.  The net proceeds of the financing will be used for general corporate purposes, including the development and commercialization of Neutrolin®, and working capital and capital expenditures.  No underwriter or placement agent was used in this transaction.

The Series C-1 Preferred Stock and the Series C-2 Preferred Stock have identical rights, privileges and terms.  Each share of Series C Stock is convertible into 10 shares of common stock at any time at the holder’s option.  However, the holder will be prohibited from converting Series C Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of CorMedix common stock then issued and outstanding.  In the event of our liquidation, dissolution, or winding up, holders of the Series C Stock will receive a payment equal to $10.00 per share of Series C Stock, subject to adjustment, before any proceeds are distributed to the holders of common stock.  Shares of the Series C Stock will not be entitled to receive any dividends, unless and until specifically declared by our board of directors, and will rank:

●	senior to all common stock;

●	senior to any class or series of capital stock hereafter created specifically by its terms junior to the Series C Stock;

●	on parity with the outstanding Series B Non-Voting Convertible Preferred Stock; and

●	junior to the to-be-issued Series D Non-Voting Convertible Preferred Stock and Series E Non-Voting Convertible Preferred Stock;

in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

The warrants issued to each investor are identical.  Each is exercisable one year after issuance, has an exercise price of $1.25 per share, subject to adjustment, and a term of five years from the date it is first exercisable. However, a holder will be prohibited from exercising a warrant if, as a result of such exercise, the holder, together with its affiliates, would own more than either 4.99% or 9.99% of the total number of shares of our common stock then issued and outstanding.

The offerings are expected to close on or about October 22, 2013, subject to the satisfaction of identical customary closing conditions as well as the following identical additional conditions:

●
we must exchange a convertible note currently held by one of the investors in the principal amount of $400,000 for shares of our Series D Non-Voting Convertible Preferred Stock and exchange another convertible note currently held by the same investor in the principal amount of $750,000 for shares of our Series E Non-Voting Convertible Preferred Stock; and

●	we must receive from the NYSE MKT a letter saying we have regained listing compliance with Section 1003(a) (i) and Section 1003(a) (iv) of the NYSE MKT’s Company Guide.

Assuming the offerings close, we anticipate that our stockholders’ equity on pro forma basis as of October 17, 2013 would be approximately $2.1 million and our cash and cash equivalents would be approximately $3.7 million.

The Series C-1 Preferred Stock (and the shares of common stock underlying the Series C-1 Stock) are being offered by CorMedix pursuant to a shelf registration statement (File No. 333-185737) that was declared effective by the U.S. Securities and Exchange Commission on January 10, 2013. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, copies of which, when available, may be obtained directly from CorMedix at info@cormedix.com, Attn: Chief Executive Officer (908) 517-9489 or from the SEC's website at www.sec.gov.

The Series C-2 Preferred Stock and the warrants to be issued will be sold in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a) (2) thereof.  Neither the Series C-2 Preferred Stock nor the warrants may be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

CorMedix will not issue any shares of common stock upon conversion of the Series C Stock or exercise of the warrants if, as a result of such issuance, it would have issued shares of common stock in an aggregate amount equal to 3,190,221 shares, which is 20% of its shares of common stock outstanding on October 17, 2013, unless CorMedix has received the prior approval of its stockholders for such overage, which approval CorMedix is required to seek by February 28, 2014.

 This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of CorMedix, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About CorMedix Inc.

CorMedix Inc. is a development-stage pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac, renal and infectious diseases. CorMedix’s most advanced product candidate is Neutrolin®, catheter lock solution for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients. Please see the company’s website at www.cormedix.com for additional information.

 Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: the ability to complete the offering, including the satisfaction of the closing conditions for the offerings, and the use of anticipated proceeds; CorMedix's ability to maintain its listing on the NYSE MKT; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates, including marketing of Neutrolin® in Europe; the risks associated with the planned launch of Neutrolin® in Europe; the risks and uncertainties associated with CorMedix’s ability to manage its limited cash resources; obtaining additional financing to support CorMedix's research and development and clinical activities and operations; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; CorMedix's ability to enter into and maintain collaborations with third parties for its development and marketing programs; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers, sales and marketing organizations, and consultants; and protecting the intellectual property developed by or licensed to CorMedix. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contact:
Randy Milby
Chief Executive Officer
CorMedix Inc.
908-517-9489

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